EXHIBIT 10.35

AMENDMENT AGREEMENT

This Amendment Agreement is entered into and effective this 29th day of October, 2013, by and between Cryo-Cell International, Inc. (the “Company”) and Linda Kelley (the “Executive”).

RECITALS

A.	The Company and the Executive entered into an Employment Agreement effective June 18, 2012 (the “Employment Agreement”).

B.	The initial term of term of the Employment Agreement has concluded and has been extended for an additional one year term.

C.	The Company and the Executive desire to amend the terms of the Executive’s Employment Agreement as shown below in order to retain the Executive’s services with the Company.

NOW, THEREFORE, in consideration of the foregoing, the parties agree and the Employment Agreement is hereby amended as follows:

Amendment

1.	Section 2(b) is deleted in its entirety and replaced with the following:

b.)	The Executive shall be entitled to receive an annual bonus based upon the Company’s net income for that fiscal year before the accrual of any bonus expenses (the “Pre-Bonus Net Income”) as shown below:

If the Pre-Bonus Net Income Equals/Exceeds	Bonus Amount
$2.0 Million	$25,000
$3.0 Million	$50,000
$4.0 Million	$75,000

The annual bonus will be distributed on or about February 1st of each year of this Agreement based on the criteria set forth above for the previous fiscal year. For the fiscal year ending November 30, 2013, the calculation of the annual bonus will be based upon a proration of the Pre-Bonus Net Income amount for the last quarter of fiscal 2013. For example, if the Pre-Bonus Net Income for the period September 1st, 2013 through November 30, 2013 is $750,000, then the Executive will be entitled to a bonus payment of $12,500.

Amendment Agreement

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IN WITNESS WHEREOF, the parties to this Amendment Agreement have placed their hands as of the day and year below written.

Cryo-Cell International, Inc.

/s/ Linda Kelley	By:	/s/ David Portnoy
Linda Kelley		David Portnoy
	Title:	Co-Chief Executive Officer

Date: October 29, 2013	Date: October 29, 2013

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